Exhibit 10.13

Number of Warrants:	Warrant Certificate No.

MPX BIOCEUTICAL CORPORATION

(A corporation existing under the laws of Ontario)

This is to certify that, for value received,                 (the “Holder”), shall have the right to purchase from MPX BIOCEUTICAL CORPORATION (the “Corporation”),                 Units of the Corporation (each, a “Unit”) at an exercise price of CDN$0.74 per Unit (the “Exercise Price”) upon and subject to the terms and conditions set forth herein, at any time and from time to time up to 5:00 p.m. (Toronto time) on May 25, 2021 (the “Expiry Time”). Each Unit comprises of one (1) common share (the “Common Shares”) in the capital of the Corporation and one-half (1/2) common share purchase warrant of the Corporation (the “Underlying Warrants”). Each one (1) Underlying Warrant entitles the holder thereof to purchase one (1) common share of the Corporation (the “Underlying Warrant Common Shares”) at an exercise price of CDN$1.01 per Underlying Warrant Common Share prior to the Expiry Time.

1. For the purposes of this Warrant Certificate, the term “common shares” means common shares without par value in the capital of the Corporation as constituted as of the date hereof, provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under Section 8 herein, or successive such subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, “common shares” shall thereafter mean the shares, other securities or other property resulting from such subdivision, redivision, reduction, combination or consolidation or other adjustment.

2. All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement of such person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.

3. All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4. The right to purchase Units of the Corporation pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

(a)	duly completing and executing a subscription substantially in the form attached as Schedule “A” (the “Subscription Form”), in the manner therein indicated; and

(b)	surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at its principal office: Unit 701 - 5255 Yonge Street, North York, Ontario, M2N 6P4, Attention: Chief Financial Officer, together with payment of the purchase price for the Units subscribed for in the form of certified cheque, bank draft or wire payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Units subscribed for.

5. Upon delivery and payment as set forth in Section 4 herein, the Corporation shall cause to be issued to the Holder the number of Units subscribed for by the Holder upon exercise of such Warrants and thereafter the Holder shall become a shareholder of the Corporation in respect of the Common Shares issued under such Warrants with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing the Common Shares and Underlying Warrants issuable in connection therewith. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in the Subscription Form within five (5) business days of such delivery and payment as set forth in Section 4 herein or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation. Notwithstanding any adjustment provided for in Section 8 herein, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Units in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Unit that might otherwise have been issued.

6. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

7. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of common shares to satisfy the right of purchase herein or pursuant to any Underlying Warrants provided, as such right of purchase may be adjusted pursuant to Sections 8 and 9 herein.

8. For the purpose of this Section 8, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor:

“Adjustment Period” means the period from the date hereof to and including the Expiry Time;

“Current Market Price” of the common shares of the Corporation at any date means the volume weighted average of the trading price per common share for such common shares for each day there was a closing price for the fifteen (15) consecutive Trading Days ending five (5) days prior to such date on the CSE or if on such date the common shares are not listed on the CSE, on such stock exchange upon which such common shares are listed and as selected by the directors, or, if such common shares are not listed on any stock exchange then on such over-the-counter market as may be selected for such purpose by the directors of the Corporation;

“CSE” means the Canadian Securities Exchange;

“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board;

“Exchange Rate” means the number of Units subject to the right of purchase under each Warrant;

“Trading Day” means, with respect to the CSE (or such other recognized stock exchange on which the common shares are then listed) a day on which such exchange is open for the transaction of business or, with respect to another exchange or an over-the-counter market, a day on which such exchange or market is open for the transaction of business; and

“Warrant Agent” means Odyssey Trust Company, in its capacity as warrant agent of the Warrants, or its successors from time to time.

The subscription rights in effect under the Warrants for common shares issuable upon the exercise of the Warrants shall be subject to adjustment, from time to time, as follows:

(a)	if, at any time during the Adjustment Period, the Corporation shall:

(i)	subdivide, re-divide or change its outstanding common shares into a greater number of common shares;

(ii)	reduce, combine or consolidate its outstanding common shares into a lesser number of common shares; or

(iii)	issue common shares or securities exchangeable for, or convertible into, common shares to all or substantially all of the holders of common shares by way of stock dividend or other distribution (other than a distribution of common shares upon the exercise of Warrants or any outstanding options);

(any of such events in being called a “Common Share Reorganization”), then the Exercise Price shall be adjusted as of the effective date or record date of such subdivision, re-division, change, reduction, combination, consolidation or distribution, as the case may be, shall in the case of the events referred to in (i) or (iii) above be decreased in proportion to the number of outstanding common shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding common shares resulting from such reduction, combination or consolidation by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of common shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of common shares outstanding as of the effective date or record date after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into common shares are distributed, the number of common share that would have been outstanding had such securities been exchanged for or converted into common shares on such record date or effective date). Such adjustment shall be made successively whenever any event referred to in this Section 8(a) shall occur. Upon any adjustment of the Exercise Price pursuant to Section 8(a), the Exchange Rate shall be contemporaneously adjusted by multiplying the number of common shares theretofore obtainable on the exercise thereof by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

(b)	if and whenever, at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding common shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase common shares (or securities convertible or exchangeable into common shares) at a price per common share (or having a conversion or exchange price per common share) less than 95% of the Current Market Price on such record date (a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of common shares outstanding on such record date plus a number of common shares equal to the number arrived at by dividing the aggregate price of the total number of additional common shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of common shares outstanding on such record date plus the total number of additional common shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any common shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that no such rights or warrants are exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of common shares (or securities convertible or exchangeable into common shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this Section 8(b), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment. Such adjustment will be made successively whenever such a record date is fixed, provided that, if two or more such record dates or record dates referred to in this Section 8(b) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates;

(c)	if and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding common shares of: (i) securities of any class, whether of the Corporation or any other trust (other than common shares); (ii) rights, options or warrants to subscribe for or purchase common shares (or other securities convertible into or exchangeable for common shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness; or (iv) any property or other assets, then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of common shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the Corporation (whose determination shall be conclusive), subject to any required stock exchange approval, of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by the Corporation from the holders of the common shares, and of which the denominator shall be the total number of common shares outstanding on such record date multiplied by the Current Market Price; and common shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this Section 8(c), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

(d)	in any case in which this Section 8 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Warrant exercised after the record date and prior to completion of such event the additional common shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional common shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional common shares declared in favour of holders of record of common shares on and after the relevant date of exercise or such later date as the Holder would, but for the provisions of this Section 8(d), have become the holder of record of such additional common shares pursuant to Section 8;

(e)	in any case in which Section 8(a)(iii), Section 8(b) or Section 8(c) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Holders of the outstanding Warrants receive, subject to any required stock exchange or regulatory approval, the rights or warrants referred to in Section 8(a)(iii), Section 8(b) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in Section 8(c), as the case may be, in such kind and number as they would have received if they had been holders of common shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrant having then been exercised into common shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be;

(f)	the adjustments provided for in this Section 8 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 8, provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments that, by reason of this Section 8(f), are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

(g)	after any adjustment pursuant to this Section 8, the term “common shares” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 8, the Holder is entitled to receive upon the exercise of his Warrant, and the number of common shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of common shares or other property or securities the Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 8, upon the full exercise of a Warrant.

9. The following rules and procedures shall be applicable to the adjustments made pursuant to Section 8 herein:

(a)	any common shares owned or held by or for the account of the Corporation shall be deemed not to be outstanding except that, for the purposes of Section 8 herein, any common shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)	in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in Section 8(b)(iii) herein, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(c)	if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(d)	as a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(e)	forthwith, but no later than fourteen (14) days, after any adjustment to the Exercise Price or the number of Units purchasable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(f)	any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to Section 8 herein shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation’s auditors) and shall be binding upon the Corporation and the Holder;

(g)	any adjustment to the Exercise Price under the terms of this Warrant Certificate shall be subject to the prior approval of any stock exchange or quotation system on which the common shares are then listed and posted (or quoted) for trading, as applicable; and

(h)	in case the Corporation, after the date of issue of this Warrant Certificate, takes any action affecting the common shares, other than an action described in Section 8 herein, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of any stock exchange or quotation system on which the common shares are then listed and posted (or quoted) for trading, as applicable. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the common shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

10. On the happening of each and every such event set out in Section 8 herein, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

11. The Corporation shall not be required to deliver certificates for common shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of Sections 8 and 9 herein, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Units called for thereby during any such period, delivery of certificates for Common Shares or Underlying Warrants may be postponed for not more than five (5) business days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares or Underlying Warrants called for, as the same may be adjusted pursuant to Sections 8 and 9 herein as a result of the completion of the event in respect of which the transfer books were closed.

12. All or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

13. The Holder may subscribe for and purchase any lesser number of Units than the number of Units expressed in any Warrant Certificate. In the case of any subscription for a lesser number of Units than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive, at no cost to the Holder, a new Warrant Certificate in respect of the balance of Warrants not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent of the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares or Underlying Warrants issued pursuant to Section 5 herein.

14. If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder. The applicant for the issue of a new Warrant Certificate pursuant to this Section shall bear the cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Corporation the mutilated Warrant Certificate, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as an indemnity and surety bond in amount and form satisfactory to the Corporation in its discretion and shall pay the reasonable charges of the Corporation in connection therewith.

15. The Corporation will maintain a register of holders of Warrants at its principal office. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Units purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

16. The Corporation shall notify the Holder forthwith of any change of the Corporation’s address.

17. All notices to be sent hereunder shall be deemed to be validly given to the registered holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth business day next following the post thereof.

18. If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares, Underlying Warrants or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Units purchasable upon exercise of the Warrants represented hereby, the Corporation may pay, at its option and in complete satisfaction of its obligations and the rights of the Holder hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such common shares or other securities on the date of exercise by the Holder, and upon such payment the Corporation shall have no liability or other obligation to the Holder relating to or in respect of the Warrants or this Warrant Certificate.

19. This Warrant Certificate shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

20. All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

21. This Warrant Certificate shall inure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.

22. Notwithstanding anything in this Warrant Certificate, the Warrants shall be non-assignable and non-transferable without the prior written consent of the Corporation (in its sole and absolute discretion).

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

DATED as of the 20th day of December, 2018.

MPX BIOCEUTICAL CORPORATION

Per:	Name: W. Scott Boyes
Title: Chairman, President and CEO
I have authority to bind the Corporation

Schedule “A”

SUBSCRIPTION FORM

TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

TO:	MPX BIOCEUTICAL CORPORATION
Unit 701, 5255 Yonge Street
North York, Ontario,
M2N 6P4

Attention: Chief Financial Officer

The undersigned hereby subscribes for ______________ Units of MPX Bioceutical Corporation according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such Warrant Certificate entitles the undersigned to acquire under the terms and conditions set forth in such Warrant Certificate).

Address for Delivery of Units: ____________________________________________

Attention:

Exercise Price Tendered (Cdn$.074 per
Unit or as adjusted)    $_____

Dated at __________________________, this                              day of                                       , 20_____.

)
WITNESS:	)	Holder’s Name
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)
	)	Authorized Signature
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	)	Title (if applicable)

Signature guaranteed1:

1.	If the Units are to be registered in a name other than the name of the registered Warrant Holder, the signature of the Warrant Holder must be medallion guaranteed by a bank, trust company or a member of a stock exchange in Canada.